UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                     May 3, 2005

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                    330-796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
EX-99 Segment Information

Item 8.01                     Other Events.

     As previously disclosed in our Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”), effective January 1, 2005, we integrated our Chemical Products business segment into our North American Tire business segment. Attached as Exhibit 99 is supplemental financial information reflecting this integration on a pro-forma basis for the years ended 2004, 2003 and 2002 as previously set forth in Note 18 to our Consolidated Financial Statements in the 2004 Form 10-K.

     The integration will impact the reporting of total segment sales and total segment operating income. For example, during 2004, $818.6 million, or 53.4%, of Chemical Products’ sales and 75.2% of its segment operating income resulted from intercompany transactions. Beginning with the first quarter of 2005, our total segment sales will no longer reflect these intercompany sales. In addition, the segment operating income previously attributable to Chemical Products’ intercompany transactions will no longer be included in the total segment operating income that we report.

Item 9.01                     Financial Statements and Exhibits.

Exhibit 99— Segment Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company
May 3, 2005	By:	/s/ Richard J. Kramer
		Name:	Richard J. Kramer
		Title:	Executive Vice President and Chief Financial officer